Exhibit 99.1

SOLENO THERAPEUTICS ANNOUNCES PROPOSED $200 MILLION PUBLIC OFFERING OF COMMON STOCK

REDWOOD CITY, Calif., July 10, 2025 (GLOBE NEWSWIRE) — Soleno Therapeutics, Inc. (Soleno) (Nasdaq:SLNO), a biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, announced today that it intends to offer and sell $200 million of shares of its common stock in an underwritten public offering. In addition, Soleno intends to grant the underwriters a 30-day option to purchase up to an additional $30 million of shares of common stock. The proposed public offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Goldman Sachs & Co. LLC and Guggenheim Securities are acting as the joint book-running managers for the proposed public offering.

Soleno intends to use the net proceeds from this offering to fund the commercialization of VYKATTM XR, the first approved therapy to address hyperphagia in individuals with Prader-Willi syndrome, which was approved by the U.S. Food and Drug Administration on March 26, 2025. Soleno also intends to use the proceeds from the public offering to fund its regulatory and market development activities in the European Union and further research and development efforts, as well as general corporate purposes, which may include working capital, capital expenditures, other clinical trials, other corporate expenses and acquisitions of complementary products, technologies or businesses, though the company does not have agreements or commitments for any specific acquisitions at this time.

The shares will be offered pursuant to a registration statement on Form S-3ASR (File No. 333-276344) previously filed with, and automatically declared effective by, the Securities and Exchange Commission (the “SEC”) on January 2, 2024. The offering is being made solely by means of a written prospectus and a prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, New York 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov. The final terms of the public offering will be disclosed in a final prospectus supplement and accompanying prospectus relating to the offering that will be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The company’s first commercial product, VYKAT XR (diazoxide choline) extended-release tablets, formerly known as DCCR, is a once-daily oral treatment for hyperphagia in adults and children 4 years of age and older with Prader-Willi syndrome.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Soleno’s expectations on the completion, timing and size of the proposed public offering, Soleno’s intention to grant the underwriters a 30-day option to purchase additional shares, the anticipated use of proceeds therefrom, and all other statements that are not statements of historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Soleno’s business, including those described in Soleno’s Annual Report on Form 10-K for the year ended December 31, 2024, Soleno’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2025, prior press releases and in other filings and reports filed with the SEC. The events and circumstances reflected in Soleno’s forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Soleno does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Contact:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578

Media Contact:

media@soleno.life